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                                                                 EXHIBIT 11.1


                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                       CALCULATION OF EARNINGS PER COMMON SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)
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                                                            Thirteen
                                                           Weeks Ended
                                                  ---------------------------
                                                     March 29,      March 30,
                                                          2003           2002
                                                  ------------   -------------



Net income                                        $     10,159   $      8,514
                                                  ============   ============


Average number of common shares outstanding (1)         15,774         16,193
                                                  ============   ============



Earnings per common share (1)                     $       0.64   $       0.53
                                                  ============   ============

(1) 2002 earnings per share amounts and average number of shares outstanding have been restated to give retroactive effect to a two-for-one stock split effected in the form of a 100% stock dividend declared July 17, 2002.

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